UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2014

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The WhiteWave Foods Company (“WhiteWave”) held its 2014 annual meeting of stockholders on May 15, 2014, and the following number of votes was cast for each proposal, as indicated. The following voting results are final.

1.	The stockholders elected two directors, with each director elected to serve a three-year term ending at WhiteWave’s 2017 annual meeting of stockholders. The votes regarding this proposal were as follows:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

Gregg L. Engles	111,936,106	179,597	30,533,271	15,810,248

Joseph S. Hardin, Jr.	107,873,104	155,223	34,620,647	15,810,248

2.	The stockholders approved amendments to WhiteWave’s charter prompted by the September 2013 conversion of its Class B common stock into Class A common stock. As a result, WhiteWave now has one class of common stock, which is called “common stock.” The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN

157,339,650	217,879	901,693

3.	The stockholders approved amendments to WhiteWave’s charter prompted by the completion of its separation from Dean Foods Company. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN

157,290,569	296,761	871,892

4.	The stockholders ratified the appointment of Deloitte & Touche LLP as WhiteWave’s independent auditor for fiscal 2014. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN

157,083,257	804,647	571,318

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

May 19, 2014	By:	/s/ Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel and Secretary